SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No.   )

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Burlington Coat Factory Warehouse Corporation
(Name of Registrant as Specified In Its Charter)

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1)	Title of each class of securities to which transaction applies:
Common Stock, $1.00 par value per share
2)	Aggregate number of securities to which transaction applies:
Proxy Statement for Annual Meeting of Stockholders to be held 11/4/04. On September 22, 2004 there were 44,634,189 shares of Common Stock issued and outstanding.
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BURLINGTON COAT FACTORY WAREHOUSE CORPORATION
1830 ROUTE 130
BURLINGTON, NEW JERSEY 08016

___________________________________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
___________________________________

You are cordially invited to attend the Annual Meeting of Stockholders of Burlington Coat Factory Warehouse Corporation (the "Company") to be held at 11:00 A.M., New Jersey time, on Thursday, November 4, 2004 at the offices of the Company, 1830 Route 130, Burlington, New Jersey 08016 for the following purposes:

1.	To elect seven directors.
2.	To vote on a proposal to ratify the appointment of Deloitte & Touche LLP as independent public accountants.
3.	To transact such other business as may properly come before such meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on September 17, 2004 as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting. If you do not expect to be present at the meeting, but wish your shares to be voted, please fill in, date, sign and return the enclosed proxy which is solicited by, and on behalf of, the Board of Directors.

Sincerely,

Paul C. Tang
Secretary

Burlington, New Jersey
September 23, 2004

YOUR VOTE IS IMPORTANT

You are urged to sign, date and mail your proxy promptly in the enclosed envelope.

BURLINGTON COAT FACTORY WAREHOUSE CORPORATION
1830 ROUTE 130
BURLINGTON, NEW JERSEY 08016
________________________________

PROXY STATEMENT

________________________________

Approximate Mailing Date:
September 24, 2004

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Burlington Coat Factory Warehouse Corporation (the "Company") to be voted at the Annual Meeting of Stockholders of the Company to be held on Thursday, November 4, 2004, at the offices of the Company, 1830 Route 130, Burlington, New Jersey 08016 at 11:00 o'clock in the morning, New Jersey time, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders.

The Board of Directors has fixed the close of business on September 17, 2004, as the record date for the determination of stockholders entitled to receive notice of, and to vote at, the forthcoming Annual Meeting of Stockholders or any adjournment thereof. Any person giving a proxy in the form accompanying this statement has the power to revoke it at any time prior to its exercise. A proxy may be revoked by attendance and voting at the meeting or by written notice to the Secretary of the Company received at the Company's offices at 1830 Route 130, Burlington, New Jersey 08016 prior to the date of the Annual Meeting. When proxies are returned properly executed, the shares represented thereby will be voted as directed in the executed proxy.

The expenses for soliciting proxies for the forthcoming Annual Meeting of Stockholders are to be paid by the Company. Solicitation of proxies may be made by means of personal calls upon, or telephonic or telegraphic communications with, stockholders or their personal representatives by directors, officers and employees of the Company, who will not be specially compensated for such services.

The Bylaws of the Company provide that, except as provided by law or by the Company's Certificate of Incorporation, the holders of a majority of the capital stock issued and outstanding and entitled to vote at a meeting of stockholders, present in person or represented by proxy, shall constitute a quorum for the transaction of business. Neither Delaware law nor the Certificate of Incorporation of the Company provides for a different quorum for the matters to be submitted to a vote of the Stockholders at the forthcoming Annual Meeting of Stockholders. For the purposes of determining the presence of a quorum at the forthcoming Annual Meeting of Stockholders, all shares of stock represented by ballots or proxies presented at the meeting shall be counted whether or not such ballots or proxies shall include stockholder directed abstentions or broker non-votes on one or more matters; provided, however, that a ballot or proxy presented by a broker on which it has indicated that it does not have discretionary authority to vote on any matter shall not be counted towards the presence of a quorum.

Directors will be elected by a plurality of the votes of the shares of stock cast by stockholders present in person or represented by proxy at the meeting and entitled to vote, assuming there is a quorum. Thus assuming there is a quorum, abstentions and broker non-votes will have no effect on determining the outcome of the election of directors. With respect to the ratification of the appointment of auditors, the affirmative vote of a majority of the shares of stock held by stockholders present in person or represented by proxy at the meeting and entitled to vote is required; therefore, abstentions and broker non-votes will be counted as negative votes.

All stockholder meeting proxies, ballots and tabulations that identify individual stockholders are kept confidential, and no such documents shall be available for examination, nor shall the identity of any stockholder be disclosed, except as may be required by law. Votes are counted by the employees of American Stock Transfer Company, the Company's independent transfer agent and registrar, and certified by the Inspector of Election, who is also an employee of American Stock Transfer Company.

VOTING SECURITIES AND PRINCIPAL SECURITY HOLDERS

As of September 23, 2004, the Company had outstanding and entitled to vote (exclusive of treasury shares) 44,634,189 shares of Common Stock, par value $1.00 per share ("Common Stock"). The holders of the Common Stock are entitled to vote as a single class and to one vote per share, exercisable in person or by proxy, at all meetings of stockholders.

To the knowledge of the Company, as of September 23, 2004, the following table sets forth the ownership of the Company's Common Stock by each person owning more than 5% of such Common Stock, by each director, each nominee for director and by all executive officers and directors as a group:

Name and Business Address of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned (1)		Percent of Class
Samgray, L.P. (2)(3)	12,000,000	(4)	26.9%
Article Sixth Trust (5)	6,743,984	(4)	15.1%
Monroe G. Milstein (2)(6)(7)	470,801	(8)(9)	1.1%
Andrew R. Milstein (2)(3)(6)(7)	25,982,852	(4)(10)	58.1%
Stephen E. Milstein (2)(3)(6)(7)	25,784,987	(4)(11)	57.7%
Lazer Milstein (3)(6) P.O. Box 635 Tallman, NY 10982	25,663,603	(4)	57.5%
Mark A. Nesci (2)(7)	159,786	(12)(13)	0.4%
Harvey Morgan (7) 630 Fifth Avenue, 29th Floor New York, NY 10111	1,400		-
Irving Drillings (7) 4740 South Ocean Blvd. Highland Beach, Florida 33487	1,100		-
Roman Ferber (7) 27 Harwood Road Monroe Township, NJ 08831	200		-
Dimensional Fund Advisors, Inc. (14) 1299 Ocean Avenue, 11th Floor Santa Monica, CA 90401	2,357,740		5.3%
All directors and officers as group (9 persons)	28,241,794	(15)	62.9%

_______________

(1)	Except as otherwise indicated, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.
(2)	Business address is 1830 Route 130, Burlington, New Jersey 08016.
(3)

Samgray, L.P. ("Samgray") is a Delaware limited partnership whose general partner is Latzim Family LLC ("Latzim"), a Delaware limited liability company. Latzim is controlled by its members, Messrs. Andrew Milstein, Stephen Milstein and Lazer Milstein who may be deemed to share beneficial ownership of the shares of Common Stock owned by Samgray.

(4)

Samgray, L.P., Andrew Milstein, Stephen Milstein, Lazer Milstein and the Article Sixth Trust under the last will and testament of the late Henrietta Milstein have entered into a Voting Agreement dated as of September 23, 2004 (the "Voting Agreement"), pursuant to which the parties to the Voting Agreement have granted an irrevocable proxy to Andrew Milstein and Stephen Milstein, acting singly, but only in accordance with their unanimous determination, to vote the shares of Common Stock owned by such parties. In case of a deadlock as to how the shares will be voted, Mr. Lazer Milstein has the power to decide which position shall prevail. Lazer Milstein will be substituted as one of the proxy holders in case either Andrew Milstein or Stephen Milstein dies, becomes incapacitated or resigns. As of September 23, 2004, there were an aggregate of 25,663,603 shares of Common Stock subject to the Voting Agreement representing 57.5% of the issued and outstanding shares of Common Stock of the Company.

(5)

Trust established under Article Sixth of the last will and testament of the late Henrietta Milstein to receive shares of Common Stock owned by Henrietta Milstein. Carol Milstein is a trustee of the trust and has voting and dispositive power over the shares, subject to the Voting Agreement. Ms. Milstein is the wife of Andrew Milstein but disclaims beneficial ownership of any shares of Common Stock owned by Andrew Milstein

(6)	Monroe G. Milstein is the father of Andrew, Lazer and Stephen Milstein. Each member of the Milstein family disclaims beneficial ownership of each other's shares of Common Stock.
(7)	A director of the Company.
(8)

Excludes (i) 308,014 shares of Common Stock representing Monroe G. Milstein's proportionate interest in 1,400,000 shares of Common Stock owned by MHLAS Limited Partnership Number One, of which Monroe G. Milstein is a limited partner and (ii) 11,784,000 shares of Common Stock representing Monroe G. Milstein's proportionate interest in 12,000,000 shares of Common Stock owned by Samgray, L.P., of which Monroe G. Milstein is a limited partner.

(9)

Does not include 6,743,984 shares of Common Stock owned by the Article Sixth Trust, of which Mr. Monroe G. Milstein is a beneficiary. Monroe G. Milstein has certain limited dispositive rights with respect to the shares of Common Stock owned by the Article Sixth Trust as to which he disclaims beneficial ownership.

(10)

Includes 59,945 shares of Common Stock held by Andrew Milstein as trustee of the Stephen Milstein 1994 Trust, and 13,032 shares of Common Stock held by Andrew Milstein as Trustee of the SGM 1995 Trust, trusts established for the benefit of the children of Stephen Milstein. Mr. Andrew Milstein holds voting and dispositive power with respect to the shares but disclaims any pecuniary interest in such shares. Also includes 50,400 shares of Common Stock underlying options granted to Andrew Milstein. Excludes 56,427 shares of Common Stock donated by Mr. Andrew Milstein to various trusts established for the benefit of the children of Andrew Milstein, as to which shares Andrew Milstein disclaims beneficial ownership.

(11)

Includes (a) 9,446 shares of Common Stock held by Stephen Milstein as trustee under trust agreement dated December 31, 1984 for the benefit of the niece of Mr. Stephen Milstein and daughter of Mr. Andrew R. Milstein and (b) 9,675 shares of Common Stock held by Stephen Milstein as trustee under trust agreement dated November 4, 1988 for the benefit of the nephew of Mr. Stephen Milstein and son of Mr. Andrew R. Milstein. Mr. Stephen Milstein holds voting and dispositive power with respect to the shares but disclaims any pecuniary interest in such shares. Also includes 50,400 shares of Common Stock underlying options granted to Stephen Milstein. Excludes 107,542 shares of Common Stock donated by Mr. Stephen Milstein to a trust established for the benefit of his children, as to which shares Mr. Stephen Milstein disclaims beneficial ownership.

(12)	Includes 124,000 shares of Common Stock underlying options granted to such individual.
(13)

Includes 3,600 shares of Common Stock held by the minor children of Mr. Mark Nesci. Excludes 1,800 shares of Common Stock held by the wife of Mr. Mark Nesci, as to which shares Mr. Mark Nesci disclaims beneficial ownership.

(14)	Based on information contained in the Amendment to Schedule 13G filed with the United States Securities and Exchange Commission by Dimensional Fund Advisors, Inc. on February 6, 2004.
(15)

Includes 12,000,000 shares of Common Stock owned by Samgray, L.P., 6,743,984 shares owned by the Article Sixth Trust and 1,901,901 shares owned by Lazer Milstein with respect to which Andrew Milstein and Stephen Milstein may be deemed to share beneficial ownership. See footnote 4 above. Also includes an aggregate of 247,200 shares of Common Stock underlying options granted to certain officers and directors. Also includes 37,306 shares held by an officer of the Company as trustee of the Andrew Milstein 1994 Trust, a trust established for the benefit of Andrew Milstein's children. Also includes 1,400,000 shares of Common Stock held by MHLAS Limited Partnership Number One ("MHLAS") and 10,000 shares of Common Stock held by MH Family LLC ("MHLLC"). MHLAS is a Delaware limited partnership whose general partner is MHLLC, a Delaware limited liability company. MHLLC is controlled by the Henrietta Milstein 2000 Revocable Trust. Mr. Paul Tang, the general counsel of the Company, is the trustee of such trust and in such capacity has voting and dispositive power over the shares of Common Stock owned by MHLAS but disclaims any pecuniary interest in such shares.

PROPOSAL NUMBER ONE

ELECTION OF DIRECTORS

Seven directors are to be elected to serve until the next Annual Meeting of Stockholders or until their successors shall have been elected and qualified. The persons named in the accompanying form of Proxy have advised management that it is their intention to vote for the election of the following nominees as directors:

Monroe G. Milstein	Andrew R. Milstein
Stephen E. Milstein	Irving Drillings
Harvey Morgan	Roman Ferber
Mark A. Nesci

If at the time of the Annual Meeting of Stockholders any nominee is unable or declines to serve, the discretionary authority provided in the proxy will be exercised to vote for a substitute. Management has no reason to believe that any substitute nominee will be required.

The following is certain information concerning each nominee:

Nominee, year nominee first became a director and age	Principal occupation and other information concerning nominee (2)
Monroe G. Milstein (1) 1972 77	President and Chief Executive Officer since 1972.

Andrew R. Milstein (1) 1972 51	Executive Vice President and Assistant Secretary since 1989 and Executive Merchandise Manager since 1992.

Stephen E. Milstein (1) 1989 48	Executive Vice President since 1978 and General Merchandise Manager since 1990.

Harvey Morgan 1983 62

Managing Director of Bentley Associates, L.P., an investment banking firm, since February 2004. From October 2001 to February 2004, Principal and Director of Shattuck Hammond Partners, LLC, an investment banking firm. From January 2001 to October 2001, Managing Director of PricewaterhouseCoopers Securities, an investment banking firm. From March 1996 to January 2001, Executive Managing Director of JWGenesis Capital Markets, Inc., an investment banking firm. Director of Cybex International, Inc. since January 2003.

Mark A. Nesci 1989 48	Executive Vice President since 1989 and Chief Operating Officer since 1990.

Roman Ferber 2001 71	Business consultant. From 1969 to 1999, Mr. Ferber served the City of New York in various official capacities. Mr. Ferber also holds an M.P.A. and a Ph.D. from New York University.

Irving Drillings 1992 80	Retired clothing manufacturer and industrialist. For more than 35 years, from 1955 to 1991, Mr. Drillings was president of Arlette Fashions, Inc., a manufacturer of ladies' coats.

_________________
(1)	See Note 4 to "Voting Securities and Principal Security Holders" for information concerning the family relationship of certain directors.
(2)	Each person listed as an Executive Vice President was named to such position in August 1999. Prior to that time, each such person was a Vice President.

During the fiscal year ended May 29, 2004, the Board of Directors held four meetings. Each director attended seventy-five percent or more of the meetings of the Board of Directors held during the fiscal year ended May 29, 2004. All members of the Board of Directors are expected to attend the annual meetings of stockholders. All seven members of the Board of Directors attended the last annual meeting of stockholders in October 2003. Based on the information supplied to it by the sitting Directors and the nominees for Director, the Board of Directors has made the affirmative determination that each of Harvey Morgan, Irving Drillings and Roman Ferber is "independent" under the listing standards of the New York Stock Exchange ("NYSE") and the rules and regulations promulgated by the Securities and Exchange Commission (the "SEC"). The Board of Directors has made such determinations based on the fact that none of such persons have had, or currently have any material relationship with the Company or its subsidiaries or any executive officer of the Company or affiliates thereof, that would currently impair their independence, including, without limitation, any commercial, industrial, banking, consulting, legal, accounting, charitable or familial relationship.

The Board of Directors has established an Executive Committee, an Audit Committee, and a Stock Incentive Committee, but has not established any nominating or compensation committee or any other committee performing similar functions. The Executive Committee consists of Monroe G. Milstein and Andrew R. Milstein. The Executive Committee acts, within certain limits, in the absence of the full Board on matters other than major corporate transactions, when convening the full Board is impractical. During the fiscal year ended May 29, 2004, the Executive Committee took action by unanimous written consent four times in lieu of formal meetings. The Stock Incentive Committee consists of Monroe G. Milstein and Harvey Morgan and administers the Company's 2002 Stock Incentive Plan. During the fiscal year ended May 29, 2004, the Stock Incentive Committee did not meet. The Audit Committee oversees the general policies and practices of the Company concerning accounting, financial reporting, and internal auditing and financial controls and works with the Company's independent auditors. During the year ended May 29, 2004, the members of the Audit Committee were Harvey Morgan (Chairman), Irving Drillings and Roman Ferber. As stated above, these three members of the Audit Committee have been affirmatively determined to be "independent". In addition to meeting the independence standards of the NYSE and the SEC, each current member of the Audit Committee is deemed financially literate by the Board of Directors. The Board of Directors has also determined that Harvey Morgan has the requisite attributes of an "audit committee financial expert" as defined by the regulations of the SEC and that such attributes were acquired through relevant education and experience. The Audit Committee held seven meetings during the year ended May 29, 2004.

Non-management directors meet in executive sessions routinely and regularly. As appropriate, some of the executive sessions of the non-management directors are held with the CEO and some are outside the presence of the CEO and any other management officials. As all of the non-management directors are also members of the Audit Committee, the Chairman of the Audit Committee, presided over these executive sessions.

Stockholders seeking to communicate with the Board of Directors should submit any communications in writing to Burlington Coat Factory Warehouse Corporation, c/o Corporate Secretary, 1830 Route 130, Burlington, New Jersey 08016, Attn: Board of Directors (or the name of a specific director). Additionally, communications may be sent via internet at www.coat.com. Any such communication must state the number of shares beneficially owned by the stockholder making the communication. The Corporate Secretary will forward such communication to the full Board of Directors or to any individual director or directors to whom the communication is directed.

The Board of Directors has determined that the Company is a "controlled company" (as defined in the NYSE listing standards) based on the fact that more than 50% of the voting power of the Company's voting stock is held by a group comprised of Samgray, L.P., the Article Sixth Trust, Andrew R. Milstein, Stephen E. Milstein, and Lazer Milstein. The existence of this control group is memorialized by a Voting Agreement consisting of the members of the control group as parties to the agreement and the accompanying filing of a Schedule 13D with the SEC. As a result, the Company is exempt from the provisions of the NYSE listing standards requiring that (i) a majority of the board consist of independent directors, (ii) a nominating committee composed entirely of independent directors and (iii) a compensation committee composed entirely of independent directors.

The Board of Directors seeks to find qualified individuals to serve as Directors of the Company. Specifically, the Chairman of the Board, Monroe G. Milstein, in consultation with other members of the Board of Directors, considers candidates to be nominees for the Board. The Company does not set specific criteria for directors except to the extent required to meet applicable legal, regulatory and stock exchange requirements, including, but not limited to, the independence requirements of the NYSE and the SEC, as applicable. Nominees for director will be selected on the basis of outstanding achievement in their personal careers; board experience; integrity; ability to make independent, analytical inquiries; understanding of the business environment; and willingness to devote adequate time to Board duties. While the selection of qualified directors is a complex and subjective process that requires consideration of many intangible factors, the Board of Directors believes that each director should have a basic understanding of (i) principal operational and financial objectives and plans and strategies of the Company, (ii) results of operations and financial condition of the Company and of any significant subsidiaries or business segments, and (iii) the relative standing of the Company and its business segments in relation to it competitors. The Chairman of the Board considers candidates submitted by a variety of sources (including, without limitation, incumbent directors, Company management and stockholders) when reviewing candidates to fill vacancies and/or expand the Board of Directors. The Chairman, in consultation with other members of the Board, then evaluates each potential candidate's educational background, employment history, outside commitments and other relevant factors to determine whether he/she is potentially qualified to serve on the Board of Directors. After completing this preliminary process, the Chairman will determine whether particular candidates are sufficiently qualified to warrant further investigation. The Chairman, or his designee, will then contact the preferred candidate(s) to evaluate their potential interest and to set up interviews. All such interviews are held in person, and include the candidate and the Chairman, and other members of the Board and executive management as deemed necessary. Based upon interview results and appropriate background checks, the Chairman then decides whether he will recommend the candidate's nomination to the full Board of Directors. When nominating a sitting director for re-election at an annual meeting, the Chairman of the Board will consider the director's performance on the Board of Directors and the director's qualifications in respect of the criteria referred to above.

Audit Committee Report

The Audit Committee is comprised of three outside directors, all of whom are independent under the rules of the New York Stock Exchange. The Board of Directors has approved and adopted a written charter for the Audit Committee setting forth the Audit Committee's duties and responsibilities. A copy of the charter is attached as Appendix A to this Proxy Statement. The charter requires that, among other things, the Audit Committee pre-approve any audit and permissible non-audit services to be provided by the Company's independent auditors. The Audit Committee has pre-approved all such services provided by the Company's independent auditors, Deloitte & Touche LLP, for the fiscal year ended May 29, 2004. The Audit Committee has reviewed and discussed the Company's audited financial statements for the fiscal year ended May 29, 2004 with management and with the Company's independent auditors, Deloitte & Touche LLP. The Audit Committee has discussed with Deloitte & Touche LLP the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit. The Audit Committee has received the written disclosures and the letter from Deloitte & Touche LLP required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed with Deloitte & Touche LLP their independence. The Audit Committee has considered the compatability of the provision of non-audit services with maintaining the auditor's independence. Based on the Audit Committee's review of the audited financial statements and the review and discussions described in this report, the Audit Committee recommended to the Board of Directors that the audited financial statements for the fiscal year ended May 29, 2004 be included in the Company's Annual Report on Form 10-K for the fiscal year ended May 29, 2004 for filing with the S.E.C.

This report is submitted by the Audit Committee of the Board of Directors:

Harvey Morgan, Chairman	Irving Drillings
Roman Ferber

Executive Officers and Key Personnel

The executive officers and key personnel of the Company as of September 17, 2004 are set forth in the table below. All executive officers and key personnel serve at the pleasure of the Board of Directors.

Name	Age	Office (1)	Period Served
Monroe G. Milstein	77	President, Chief Executive Officer and Director	Since 1972
Andrew R. Milstein	51	Executive Vice President, Executive Merchandise Manager (since 1992), Assistant Secretary and Director	Since 1989
Stephen E. Milstein	48	Executive Vice President, General Merchandise Manager (since 1990) and Director	Since 1978
Mark A. Nesci	48	Executive Vice President, Chief Operating Officer (since 1990) and Director	Since 1989
Paul C. Tang	51	Executive Vice President, General Counsel and Secretary	Since 1993
Robert L. LaPenta, Jr.	50	Vice President (since 1999) and Chief Accounting Officer	Since 1986

Monroe G. Milstein is the father of Andrew R. Milstein and Stephen E. Milstein. No other family relationship exists among any of the named directors or executive officers.

(1)	Each person listed as an Executive Vice President was named to such position in August 1999. Prior to that time, each such person was a Vice President.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information concerning the compensation of the Chief Executive Officer and the four other most highly compensated executive officers who served in such capacities as of May 29, 2004.

		Annual Compensation			Long-Term Compensation
Awards
Name and Principal Position	Fiscal Year Ended May 31	Salary ($)	Bonus ($)	Other Annual Compen-sation ($)	Restricted Stock Award(s) ($)	Option (#)	Long-Term Incentive Plan Payouts ($)	All other Compensation ($)(1)
Monroe G. Milstein, President and Chief Executive Officer	2004 2003 2002	322,400 322,400 322,400	- - -	- - -	- - -	- - -	- - -	14,000 14,000 11,900

Mark A. Nesci, Executive Vice President- Chief Operating Officer	2004 2003 2002	365,149 335,605 332,405	- - -	- - -	- - -	- - 40,000	- - -	14,000 14,000 11,900

Andrew R. Milstein, Executive Vice President and Executive Merchandise Manager	2004 2003 2002	257,771 222,576 219,376	- - -	- - -	- - -	- - 16,800	- - -	14,000 14,000 11,900

Stephen E. Milstein, Executive Vice President and General Merchandise Manager	2004 2003 2002	260,095 224,898 221,698	- - -	- - -	- - -	- - 16,800	- - -	14,000 14,000 11,900

Paul C. Tang, Executive Vice President, General Counsel and Secretary	2004 2003 2002	248,077 238,077 229,753	10,000 9,423 15,000	- - -	- - -	- - 7,000	- - -	14,000 14,000 11,900
(1)	Constitutes Company contribution to the Company's 401(k) Profit Sharing Plan.

Option Grants During the Fiscal Year Ended May 29, 2004

     During the fiscal year ended May 29, 2004, the Company made no grants of stock options to the executive officers named in the Summary Compensation Table.

Page11 of 20

Option Exercises and Fiscal Year-End Values

The following table sets forth the value realized upon exercise of options during the preceding year and the number and value of unexercised stock options held by the named executives on May 29, 2004.

Name	Shares acquired on exercise (#)	Value realized ($)(1)	Number of Unexercised Options at FY-End (#)		Value of Unexercised in-the-Money Options at FY-End ($)(2)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Mark A. Nesci	4,920	$5,656	124,000	0	$612,240	N/A
Andrew R. Milstein	0	N/A	50,400	0	$246,876	N/A
Stephen E. Milstein	0	N/A	50,400	0	$246,876	N/A
Paul C. Tang	0	N/A	12,400	0	$38,424	N/A

(1)

Value realized is calculated on the difference between the option exercise price and the closing market price of the Company's Common Stock on the date of exercise multiplied by the number of shares to which the exercise relates.

(2)	The closing price of the Company's Common Stock as reported on the New York Stock Exchange Composite tape on May 28, 2004 was $19.04 and is used in calculating the value of unexercised options.

Report on Executive Compensation

The Company's current executive compensation program consists of primarily two elements: (1) base salary, reviewed annually and adjusted in light of the Company's performance for the year and the individual executive's contribution to that performance, and (2) incentive compensation consisting of stock awards, principally stock options. Additionally, Company executives participate in the Company's 401(k) Profit Sharing Plan (a defined contribution retirement plan).

Executive compensation is determined primarily by Monroe G. Milstein, the Company's founder and Chairman. In making decisions on compensation, Monroe Milstein consults with certain of the Company's principal executive officers, namely, Andrew R. Milstein, Stephen E. Milstein and Mark A. Nesci, who, together with Monroe G. Milstein, act as an informal compensation committee. However, the decision on executive compensation is made by Monroe Milstein, based on his evaluation of the executive's performance for the Company, subject to review by the Board of Directors.

An executive's performance at the Company is evaluated based upon the executive's areas of responsibility at the Company. While objective factors such as increase in sales and profitability in areas under an executive's management are considered, subjective factors such as the executive's ability to manage people and to contribute to the cohesiveness of the management structure as well as the creativity and innovativeness with which an executive performs his duties for the Company are weighed. At the discretion of the Stock Incentive Committee, the executive's compensation then, in turn, is linked to his or her performance and tied to the long-term financial success of the Company, as measured by stock performance, by the use of stock awards. The Company believes that the value of such stock awards, if awarded, will, in the long-term, reflect the financial performance of the Company.

In determining an executive's compensation, the executive's ownership of a substantial amount of stock of the Company and familial relationship to the Company's founder are considered in addition to such executive's performance at the Company. For this reason, such executives are relatively less well compensated in terms of salary than such individuals otherwise might be.

In keeping with this philosophy, the salary of Monroe G. Milstein, the Company's Chairman and Chief Executive Officer, has not been increased in the past three years, and, in fact, is approximately $72,000 less than his salary was in 1983, the year of the Company's initial public offering. Net income of the Company was approximately $12 million at the end of fiscal 1983 and approximately $68 million at the end of fiscal 2004. Stockholders' equity at the end of fiscal 1983 was approximately $79,504,000 and at the end of fiscal 2004 was $855,890,000. For fiscal 2004, the Company's Common Stock traded in a range from $17.07 to $22.50 and traded at $19.04 at the end of the fiscal year.

This report is submitted by the Board of Directors:

Monroe G. Milstein, Chairman	Harvey Morgan
Mark A. Nesci	Irving Drillings
Andrew R. Milstein	Roman Ferber
Stephen E. Milstein

Insider Participation

Monroe G. Milstein, Chairman of the Board, President and Chief Executive Officer, is principally responsible for determining compensation for all executive officers of the Company. In making compensation decisions, Monroe G. Milstein consults from time to time with Andrew R. Milstein, Stephen E. Milstein and Mark A. Nesci, who are officers of the Company. In addition, Monroe G. Milstein is a member of the Stock Incentive Committee. However, he is not eligible to receive options under the Company's 2002 Stock Incentive Plan.

Certain Relationships and Related Transactions

During the fiscal year ended May 29, 2004, no officer, director, nominee for director, five percent stockholder or family member of such person engaged in, or proposed to engage in, any transaction with the Company or its affiliates which are reportable under Reg. Section 229.404 promulgated by the Commission under the Securities Exchange Act of 1934, as amended, except as follows: During the fiscal year ended May 29, 2004, the Company paid a total of $300,090 to Richard Mandel for real estate tax appeal services. Mr. Mandel is the brother-in-law of Andrew Milstein, a director and executive officer of the Company. Mr. Mandel retained approximately one-third of the amount paid to him, with the remainder paid to other third parties who performed services under Mr. Mandel's direction. The Company believes that the terms of these transactions were at least as favorable to the Company as those that could have been obtained from unrelated third parties

On November 16, 1999, the Company made a loan to Mark A. Nesci, Executive Vice President, Chief Operating Officer and Director of the Company, in the amount of $204,345. The loan was made in the form of a demand note having an annual interest rate of 5.57% for the purpose of enabling Mr. Nesci to purchase shares of the Company's Common Stock pursuant to expiring options. On June 1, 2002, the demand note was replaced with a five-year term note with a principal balance of $204,345 and an annual interest rate of 4.64%. As of July 29, 2004, the aggregate amount of Mr. Nesci's indebtedness to the Company was $118,216. The loan is secured by a mortgage on Mr. Nesci's residence.

Stock Performance Graph

The following graph sets forth the yearly percentage change in the cumulative total return on the Company's Common Stock during the preceding five fiscal years ended May 31, 2004 compared with the cumulative total returns of the S&P 500 Index and the published retail industry index. The comparison assumes $100 was invested on May 31, 1999 in the Company's Common Stock and in each of the foregoing indices and assumes reinvestment of dividends.

	1999	2000	2001	2002	2003	2004
Burlington Coat Factory Warehouse Corporation	100.00	74.89	118.51	136.23	101.52	113.53

S&P 500	100.00	110.48	98.82	85.14	78.27	92.62

Retail Stores Comp.	100.00	115.51	112.92	116.17	99.65	116.02

COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
AMONG BURLINGTON COAT FACTORY WAREHOUSE
CORPORATION, THE S&P 500 INDEX AND
RETAIL STORES COMPOSITE INDEX(1)

175
150
125
100
75
50
DOLLARS
1999
2000
2001
2002
2003
2004
YEARS
BURLINGTON COAT FACTORY WAREHOUSE CORP.
PEER GROUP INDEX
S&P COMPOSITE INDEX

*$100 INVESTED ON MAY 31, 1999 IN STOCK OR INDEX -
INCLUDING REINVESTMENT OF DIVIDENDS.
FISCAL YEAR ENDING MAY 31

(1) Includes the following groups and companies:
RETAIL (DEPT. STORES) - Dillard Dept. Stores; May Dept. Stores; Nordstrom; Penney (J.C.).
RETAIL (DRUG STORES) - CVS Corp.; Longs Drug; Rite Aid; Walgreen Co.
RETAIL (FOOD CHAINS) - Albertson's; Great A&P; Kroger; Winn-Dixie.
RETAIL (GEN. MERCHANDISE) - Target Corp.; Sears, Roebuck; Wal-Mart Stores.
RETAIL (SPECIALTY) - Circuit City Stores; Home Depot; Lowe's Cos.; Pep Boys; RadioShack Corp.; Toys R Us; Foot Locker, Inc.
RETAIL (SPECIALTY-APPAREL) - Charming Shoppes; Limited Inc.; TJX Companies.

Compensation of Directors

For the fiscal year ended May 29, 2004, each director who was not an employee of the Company received a fee of $15,000 for his services as a director. Each director who served on the Audit Committee received 100 shares of the Company's common stock, $1.00 par value, and $1,000 for service as a member of the Audit Committee. No additional compensation is paid for membership on any other committee established by the Board of Directors. The Company also reimburses directors for travel and out-of-pocket expenses incurred in connection with the directors' services to the Company.

SECTION 16(a) BENEFICIAL OWNERSHIP
REPORTING COMPLIANCE

SECTION 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's officers and directors and persons who own more than ten percent of a class of the Company's equity securities registered under the Exchange Act (collectively, the "Reporting Persons") to file reports of ownership and changes in ownership with the Securities and Exchange Commission and to furnish the Company with these reports.

Based upon the Company's review of the copies of reports received by it and upon written representations received from the Reporting Persons, the Company believes that all filings required to be made by the Reporting Persons during the period from June 1, 2003 to May 29, 2004 were made on a timely basis except as follows:(i) Robert Grapski, Vice President - Real Estate, filed a report on Form 4 reporting one transaction more than two business days after the date of the transaction and (ii) Robert LaPenta, Vice President - Chief Accounting Officer, filed a report on Form 4 reporting one transaction more than two business days after the date of the transaction. In each case, the Reporting Person inadvertently acquired or disposed of shares of Common Stock by reallocating their 401(k) plan balance among plan investment options.

Equity Compensation Plans

          The following table provides certain information about the Burlington Coat Factory Warehouse Corporation 1993 Stock Incentive Plan, the Burlington Coat Factory Warehouse Corporation 1998 Stock Incentive Plan and the Burlington Coat Factory Warehouse Corporation 2002 Stock Incentive Plan as of May 29, 2004. These plans are the Company's only equity compensation plans and were both approved by the Company's stockholders. Currently, the only securities outstanding under the plans are options.

Plan Category	(a) Number of securities to be issued upon exercise of out- standing options, warrants and rights	(b) Weighted-average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	445,820	$14.63	104,100
Equity compensation plans not approved by security holders	-0-	N/A	-0-
Total	445,820	$14.63	104,100

PROPOSAL NUMBER TWO

RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

Stockholders are being asked to vote for a proposal to ratify the appointment of Deloitte & Touche LLP as the independent public accountants of the Company for the fiscal year ending May 28, 2005. Neither the firm of Deloitte & Touche LLP nor any of its associates has any relationship with the Company except as independent certified public accountants of the Company. If the stockholders, by affirmative vote of the holders of a majority of the votes cast, do not ratify this appointment, the Audit Committee of the Board of Directors will reconsider its action and select other independent public accountants without further stockholder action.

For the fiscal year ended May 29, 2004, Deloitte & Touche LLP charged the Company: audit fees of $509,193; audit-related fees of $52,705 for the audits of the Company's 401(k) and profit sharing plans; tax fees of $0; and other fees of $26,035 for planning services related to the requirements of the Sarbanes-Oxley Act of 2002. For the fiscal year ended May 31, 2003, Deloitte & Touche LLP charged Company: audit fees of $491,527; audit-related fees of $54,800 for the audits of the Company's 401(k) and profit sharing plans; tax fees of $40,950 for work related to state sales taxes and state unemployment taxes; and other fees of $11,360 for planning services related to the requirements of the Sarbanes-Oxley Act of 2002.

A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting to respond to appropriate questions and will be given the opportunity to make a statement if such representative desires to do so.

The Board of Directors recommends that the stockholders vote FOR ratification of the appointment of Deloitte & Touche LLP as the independent public accountants of the Company.

STOCKHOLDER PROPOSALS

Proposals of stockholders to be presented at the 2005 Annual Meeting of Stockholders must be received by the Company at its principal executive offices, 1830 Route 130, Burlington, New Jersey 08016, no later than May 28, 2005 in order to be included in the proxy statement and form of proxy relating to that meeting. Any proposal by a stockholder to be presented at the 2005 Annual Meeting of Stockholders and NOT to be included in the Company's proxy statement must be received at the Company's executive offices, 1830 Route 130, Burlington, New Jersey 08016, no later than the close of business August 9, 2005. Proposals shall be sent to the attention of the Secretary.

OTHER MATTERS

Management is not aware of any matters to be presented for action at the meeting other than those set forth in this Proxy Statement. However, should any other business properly come before the meeting, or any adjournment thereof, the enclosed Proxy confers upon the persons entitled to vote the shares represented by such Proxy, discretionary authority to vote the same in respect of any such other business in accordance with their best judgment in the interest of the Company.

By Order of the Board of Directors, Paul C. Tang, Secretary

[FORM OF PROXY]

BURLINGTON COAT FACTORY WAREHOUSE CORPORATION

1830 ROUTE 130

BURLINGTON, NEW JERSEY 08016

PROXY -- Annual Meeting of Stockholders -- November 4, 2004 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. The undersigned hereby appoints Monroe G. Milstein and Andrew R. Milstein as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of Common Stock of Burlington Coat Factory Warehouse Corporation held of record by the undersigned on September 17, 2004, at the Annual Meeting of Stockholders to be held on November 4, 2004 or any adjournment thereof.

1. ELECTION OF DIRECTORS

FOR ☐ all nominees listed below (except as marked to the contrary below)	WITHHOLD ☐ AUTHORITY to vote for all nominees listed below

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW.)

MONROE G. MILSTEIN, ANDREW R. MILSTEIN, HARVEY MORGAN, STEPHEN E. MILSTEIN, MARK A. NESCI, ROMAN FERBER, IRVING DRILLINGS

2. PROPOSAL TO RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE INDEPENDENT PUBLIC ACCOUNTANTS OF THE COMPANY FOR THE FISCAL YEAR ENDING MAY 28, 2005.

FOR ☐ AGAINST ☐ ABSTAIN ☐

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN FAVOR OF ALL NOMINEES LISTED FOR ELECTION AS DIRECTORS AND FOR PROPOSAL 2.

Please sign exactly as name appears above. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Date

Signature

Signature, if held jointly

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE.